EXHIBIT 21.1

                                SUBSIDIARIES LIST

                                                        State of
                            Percentage of             Incorporation
      Subsidiary              Ownership              or Organization
      ----------            -------------            ---------------

United Financial-
Montana Capital Trust I            100%              Delaware

Heritage Bank                      100%              Montana State
                                                     Commercial Bank

Valley Bancorp, Inc.          65% as of              Arizona Bank
                               12/31/02              Holding Company